CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-30390 and Form S-4 No. 333-34716) of Seabulk International, Inc. (formerly known as Hvide Marine Incorporated) and in the related Prospectus of our report dated February 22, 2001, with respect to the consolidated financial statements of Seabulk International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.




                                          /s/ Ernst & Young LLP
Miami, Florida
March 28, 2001